UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005

IFT CORPORATION
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park, 15402 Vantage Parkway East, Houston, Texas 77072
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

IFT CORPORATION
FORM 8-K
SEPTEMBER 1, 2005

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b)	Departure of Principal Officer

On August 31, 2005, Charles R. Weeks resigned as the Company's Chief Financial Officer and Corporate Treasurer.

(c)	Appointment of Principal Officer

On August 16, 2005, C. David Stearnes joined the Company. On September 1, 2005, Mr. Stearnes assumed the Company's Chief Financial Officer and Corporate Treasurer capacities. Before joining the Company, Mr. Stearnes was vice president - finance of NovoSci Corporation, a manufacturer and distributor of medical products used in cardiovascular surgery. His main role within the corporation was to head the Accounting and Finance departments. This would include directing all of the activities as they relate to preparing monthly financial statements, development of budgets, banking relationships, payables, receivables, managing corporate assets, cash flow reporting, sales and use tax reporting, inter-company transactions and scheduling the annual audit. Activities would also include tax strategy and contract administration. Prior thereto, Mr. Stearnes spent twenty years as corporate or plant controller in various domestic and international corporations - from wholesale distribution, chemical manufacturing, to the new homebuilder industry. These companies include Fleming Foods, Bunzl Western Packaging, Wisenbaker Builder Services, and over seven years as plant controller with Hempel Coatings and ICI Paints. Mr. Stearnes was with Devoe Paint and Coatings serving as plant controller in Houston, when ICI acquired the Devoe company. He has a BS in Accounting from Southeast Missouri State University.

SECTION 8 - OTHER EVENTS

Item 8.01  Other Events

On September 1, 2005, the Company moved its Corporate Headquarters to the Intercontinental Business Park, 15402 Vantage Parkway East, Houston, Texas 77072.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

See Index of Exhibits.

SIGNATURES

Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2005	IFT CORPORATION

	By:	/s/ Michael T. Adams, CEO
Michael T. Adams
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement, effective as CFO and Treasurer September 1, 2005, by and between C. David Stearnes and the Company.